Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of the following Ernst & Young LLP reports in the Registration Statement (Form S-4) and related Prospectus of Infinity Property and Casualty Corporation dated May 6, 2004:

•	Dated February 10, 2004, with respect to Infinity Property and Casualty Corporation

•	Dated March 18, 2003, with respect to the Personal Lines Agency Business of Great American Insurance Company

/s/    Ernst & Young LLP

Cincinnati, Ohio

May 4, 2004